UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2004

                            Viva International, Inc.
               (Exact name of Registrant as specified in charter)


         Delaware                   0-30440                   22-3537927
(State or other jurisdiction     (Commission                (I.R.S. Employer
     of incorporation)            File Number)               Identification)


954 Business Park Drive, Traverse City, MI                       49686
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (231) 946-4343

Item 1.01  Entry into a Material Definitive Agreement

         On September 13, 2004, Viva International, Inc. entered into an agreement to sell its wholly-owned subsidiary, C.T. Industries, Inc., to Legends Group Holdings Corporation (formerly known as Adventure Group Holdings Corporation), a Florida corporation. Legends Group Holding Corporation has agreed to acquire all 25,000 shares issued and outstanding in C.T. Industries, Inc. from Viva International, Inc. in exchange for (a) the assumption of up to $250,000 of liabilities of C.T. Industries, Inc. and (b) the issuance to the shareholders of Viva of a 20% interest of the newly-reorganized C.T. Industries, Inc.

         Legends Group Holding Corporation is the parent of Legends Production Company, a radio and television productions company and Legend Marketing Company, an event production and marketing company. Legends Group Holding Corporation has relationships with current and former professional athletes via its partnership with City of Legends, a Florida based organization that produces quality of life services to current and retired professional athletes. Legends Production Company recently launched "Legends on Sports and Other Stuff", a sports radio talk-show produced weekly.

         Prior to the entering into the definitive material agreement described above, there were no material relationships between the registrant or its affiliates and any of the parties to this agreement.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

10.1 Viva International, Inc./Adventure Group Holdings Corp.
     Contract Number VAC18062004-1

10.2
                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 17, 2004

                                            Viva International, Inc.


                                            By: /s/ Robert Scott
                                            -----------------------------------
                                            Robert Scott, President